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                                                                   EXHIBIT 10.13

                     1996 CREDIT MANAGEMENT SOLUTIONS, INC.

                            LONG-TERM INCENTIVE PLAN



         Credit Management Solutions, Inc., a Delaware corporation (the "Company"), by action of both its Compensation Committee and its Board as a whole, hereby adopts the 1996 Long-Term Incentive Plan (the "Plan") with the following provisions:

         1. PURPOSE. The purpose of the Plan is to promote and advance the interests of the Company and its shareholders by enabling the Company and its Subsidiaries to attract, retain and reward managerial and other key employees, and to strengthen the mutuality of interests between such employees and the Company's shareholders. The Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

         2. DEFINITIONS. For purposes of this Plan, the following terms shall have the meanings set forth below:

                  (a) "Award" or "Awards" means an award or grant made to a Participant under Sections 6 through 10, inclusive, of the Plan.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as in effect from time to time or any successor thereto, together with rules, regulations and authoritative interpretations promulgated thereunder.

                  (d) "Committee" means the Compensation Committee of the Board that is provided for in Section 3 of the Plan.

                  (e) "Common Stock" means the Common Stock of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

                  (f) "Company " means Credit Management Solutions, Inc., a Delaware corporation, or a Subsidiary or successor corporation, within the meaning of Code Section 424(e).

                  (g) "Date of Grant" means the date the Committee (or the Board, as the case may be) takes formal action designating that a Participant shall receive an Award, notwithstanding the date the Participant accepts the Award, the date the Company and the Participant enter into a written agreement with respect to the Award, or any other date.




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                  (h) "Disability" means permanent and total disability as
determined by the Committee in accordance with the standards under Section 22(e)(3) of the Code.

                  (i) "Effective Date" means the date the Plan is approved by the holders of a majority of the shares of Common Stock represented and voting and entitled to vote at a meeting of the shareholders of the Company or by written consent of a majority of the outstanding shares of Common Stock, provided such approval of the shareholders of the Company occurs within twelve
(12) months before or after the Committee and the Board both adopt the Plan. Awards may be granted prior to the Effective Date, but payment under such Awards is contingent upon shareholder approval as provided above in this definition. In the event the Company does not obtain shareholder approval of the Plan, any Awards granted pursuant to the Plan shall be rescinded automatically.

                  (j) "34 Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

                  (k) "Fair Market Value" means on any given date, the closing price for the Common Stock on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded, determined in accordance with the following rules.

                           (i) If the Common Stock is admitted to trading or listing on a national securities exchange registered under the '34 Act, the closing price for any day shall be the last reported sale price regular way, or in the case no such reported sale takes place on such date, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or

                           (ii) If not listed or admitted to trading on any national securities exchange, the last sale price of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System ("NMS") or, in case no such reported sale takes place, the average of the closing bid and ask prices on such date, or

                           (iii) If not quoted on the NMS, the average of the closing bid and ask prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or

                           (iv) If the Common Stock is not listed on NASDAQ or any comparable system, the closing bid and ask prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose.



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                  (l) "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of
Section 422 of the Code.

                  (m) "Participant" means a salaried senior executive of the Company or a Subsidiary who is granted an Award under the Plan.

                  (n) "Performance Award" means an Award granted pursuant to the provisions of Section 9 of the Plan, the vesting of which is contingent on the attainment of specified performance criteria.

                  (o) "Performance Share Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of
Section 9 of the Plan.

                  (p) "Performance Unit Grant" means an Award of monetary units granted pursuant to the provisions of Section 9 of the Plan.

                  (q) "Plan" means this 1996 Credit Management Solutions, Inc. Long-Term Incentive Plan, as set forth herein and as it may be hereafter amended and from time to time in effect.

                  (r) "Restricted Award" means an Award granted pursuant to the provisions of Section 8 of the Plan.

                  (s) "Restricted Stock Grant" means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

                  (t) "Restricted Unit Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of
Section 8 of the Plan.

                  (u) "Retirement" means retirement from active employment with the Company and its Subsidiaries on or after the normal retirement date specified in the Company's retirement plan or such earlier retirement date as approved by the Committee for purposes of this Plan.

                  (v) "Stock Appreciation Right" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

                  (w) "Stock Option" means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

                  (x) "Subsidiary" means any corporation or entity which is a subsidiary of the Company within the meaning of Section 424(f) of the Code (or successor sections).



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                  (y) "Ten Percent Shareholder" means a person who owns (after taking into account the constructive ownership rules of Section 424(d) of the Code or successor sections) more than ten percent (1 0 %) of the stock of the Company.

         3. ADMINISTRATION.

                  (a) The Plan is being established and shall be administered by the Compensation Committee to be appointed from time to time by the Board. The Committee shall be comprised solely of not less than two persons who are "outside directors" within the meaning of Section 162(m)(4)(C) of the Code and not less than the minimum number (if any) of members of the Board required by Rule 16b-3 of the '34 Act (or any successor rule). All Committee members must also be "disinterested persons" for securities law purposes. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee. No person who is not an "outside director" within the meaning of Section 162(m)(4)(C) of the Code and a "disinterested person" may serve on the Committee. Appointment to the Committee of any person who is not an "outside director" and a "disinterested person" shall automatically be null and void, and any person on the Committee who ceases to be an "outside director" for purposes of Section 162(m)(4)(C) of the Code and a "disinterested person" shall automatically and without further action cease to be a member of the Committee.

                  (b) A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held. Two Committee members have signed the original Plan document below signifying that the Committee, as well as the Board as a whole, has adopted and established this Plan.

                  (c) The Committee is authorized to construe and interpret the Plan, to promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be binding upon all Participants and any person claiming under or through any Participant. Although the Committee is anticipated to make certain Awards that constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the Committee is also expressly authorized to make Awards that do not constitute "performance-based compensation" within the meaning of that provision. By way of example, and not by way of limitation, the Committee, in its sole and absolute discretion, may issue an Award that is not based on a performance goal, as set forth in (g) below, but is based solely on continued service to the Company.

                  (d) The Committee may employ or retain persons other than members of the Committee to assist the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for participation of and the granting of Awards to persons subject to
Section 16 of the


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'34 Act or with regard to any of the duties of the Committee under Section
162(m) of the Code necessary for awards under this Plan to qualify as "performance-based compensation" for purposes of Section 162(m)(4)(C) of the Code.

                  (e) The Committee is expressly authorized to make such modifications to the Plan as are necessary to effectuate the intent of the Plan as a result of any changes in the income tax, accounting, or securities law treatment of Participants and the Plan.

                  (f) The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

                  (g) The Committee, in the case of each Award, shall establish in writing at the time of making the Award the business criterion or criteria (if any) that must be satisfied for payment pursuant to the Award and the amount payable upon satisfaction of those standards. Those standards are also referred to herein as performance goals. Such criterion or criteria (if any) shall be established prior to the Participant rendering the services to which they relate and while the outcome is substantially uncertain. In carrying out these duties, the Committee shall use objective written standards for establishing both the performance goal and the amount of compensation such that a third party with knowledge of the relevant facts would be able to determine whether and to what extent the goal has been satisfied and the amount of compensation payable. The Committee shall provide a copy of the document setting forth such standards to the affected Participant and shall retain such written material in its permanent books and records.

                  (h) The Committee may not increase an Award once granted, although it may grant additional Awards to the same Participant.

                  (i) The Committee shall keep the Board informed as to its actions and make available to the Board its books and records. Although the Compensation Committee has the authority to establish and administer the Plan, the Board reserves the right at any time to abolish the Committee and administer the Plan itself.

                  (j) In the case of remuneration that is intended to qualify as performance-based compensation for purposes of Code Section 162(m)(4)(C), the Committee and the Board shall disclose to the shareholders of the Company the material terms under which such remuneration is to be paid under the Plan, and shall seek approval of the shareholders by a majority vote in a separate shareholder vote before payment of such remuneration. For these purposes, the material terms include the individuals (or class of individuals) eligible to receive such compensation, a description of the business criterion or criteria on which the performance goal is based, either the maximum amount of the compensation to be paid thereunder or the formula used to calculate the amount of compensation if the performance goal is attained, and such other terms as required under Code Section 162(m)(4)(C) and the Treasury Regulations thereunder determined from time to time. The foregoing actions shall be undertaken in conformity with the rules of Code Section 162(m)(4)(C)(ii)


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and Treasury Regulations promulgated thereunder. Such remuneration shall not be payable under this Plan in the absence of such an approving shareholder vote. In the case of remuneration that is not intended to qualify as performance-based compensation under Code Section 162(m)(4)(C), the Committee and the Board shall make such disclosures to and seek such approval from the shareholders of the Company as they reasonably determine are required by law.

                  (k) To the extent required under Code Section 162(m)(4)(C), before any payment of remuneration under this Plan, the Committee must certify in writing that the performance goals and any other material terms of the Award were in fact satisfied. Such certification shall be kept with the permanent books and records of the Committee, and the Committee shall provide the affected Participant with a copy of such certification.

                  (l) The Committee shall use its good faith best efforts to comply with the requirements of Section 162(m)(4)(C) of the Code for Awards that are intended to qualify under that section as "performance-based compensation, " but shall have no liability to the Company or any recipient in the event one or more Awards do not so qualify.

         4. DURATION OF AND COMMON STOCK SUBJECT TO THE PLAN.

                  (a) TERM. The Plan shall terminate automatically on the tenth
(10th) anniversary date of the date of adoption of the Plan by the Committee, the date of adoption of the Plan by the Board, or the tenth (10th) anniversary date of the date of shareholder approval of the Plan, whichever is earlier (subject to earlier termination by action of the Board), except with respect to Awards then outstanding.

                  (b) SHARES OF COMMON STOCK SUBJECT TO THE PLAN. The maximum total number of shares of Common Stock with respect to which aggregate stock Awards may be granted under the Plan shall be Seven Hundred and Fifty Thousand (750,000).

                           (i) In no event shall more than Seven Hundred and Fifty Thousand (750,000) shares of Common Stock be available for Awards of Incentive Stock Options under the Plan.

                           (ii) All of the amounts stated in this Paragraph (b) are subject to adjustment as provided in Section 15 below and are subject to the rules of Section 6(g).

                           (iii) For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Common Stock subject to issuance upon exercise or used for payment or settlement of Awards.



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                           (iv) If any Awards are forfeited, terminated, expire
         unexercised, settled or paid in cash in lieu of stock or exchanged for other Awards, the shares of Common Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards.

                           (v) Any shares of Common Stock which are used as full or partial payment to the Company by a Participant of the purchase price of shares of Common Stock upon exercise of a Stock Option shall again be available for Awards under the Plan, as shall any shares covered by Stock Appreciation Rights which are not issued as payment upon exercise.

                  (c) SOURCE OF COMMON STOCK. Common Stock which may be issued under the plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares of Common Stock shall be issued under the Plan.

         5. ELIGIBILITY. Persons eligible for Awards under the Plan shall consist of salaried senior executives of the Company or its Subsidiaries, who hold positions of significant responsibilities or whose performance or potential contribution, in the judgment of the Committee, will benefit the Company.

         6. STOCK OPTIONS. Stock Options granted under the Plan shall be in the form of Incentive Stock Options (referred to as "Stock Options"). Stock Options shall be subject to the terms and conditions set forth below. Each written Stock Option agreement shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

                  (a) GRANT. Stock Options shall be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and pursuant to written agreements with the optionee in such form as the Committee may from time to time approve in its sole and absolute discretion. The terms of individual Stock Option agreements need not be identical. Each Stock Option agreement shall state specifically that it is intended to be an Incentive Stock Option agreement. Stock Options may be granted alone or in addition to other Awards under the Plan. Only common law employees may receive grants of Incentive Stock Options. No person may be granted (in any calendar year) options to purchase more than one hundred thousand (100,000) shares of Common Stock (subject to adjustment pursuant to Section 15). The foregoing sentence is an annual limitation on grants and not a cumulative limitation. Any Stock Options repriced during a year shall count against this annual limitation.

                  (b) STOCK OPTION PRICE. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. In no event shall the exercise price of a Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option. In the case of


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a Ten Percent Shareholder, the exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of its grant.

                  (c) OPTION TERM. The term of each Stock Option shall be fixed by the Committee. However, the term of any Stock Option shall not exceed ten
(10) years after the date such Stock Option is granted. Furthermore, the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years after the date of its grant.

                  (d) EXERCISABILITY. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant and set forth in the written Stock Option agreement. However, no Stock Option shall be exercisable during the first six (6) months after the date such Stock Option is granted. A written Stock Option agreement may, if permitted pursuant to its terms, become exercisable in full upon the occurrence of events selected by the Committee that are beyond the control of the Participant (including, but not limited to, a Change in Control of the Company as set forth in Section 16 below).

                  (e) METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price (i) in cash or (ii) if acceptable to the Committee, in shares of Common Stock already owned by the Participant or a combination thereof. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of part or all of the purchase price of such shares.

                  (f) SPECIAL RULE FOR INCENTIVE STOCK OPTIONS. With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan and all other incentive stock option plans of this Company or its Subsidiaries) shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by the Code.

                  (g) SPECIAL REGULATORY RESTRICTIONS FOR STOCK OPTIONS. In conformity to certain guidelines issued by the Commissioner with respect to stock options, the following rules apply and override any rules in the Plan relating to Stock Options that otherwise may be deemed inconsistent herewith:

                           (i) The maximum number of shares issuable under all stock option plans of the Company shall not exceed twenty percent (20%) of the Company's total outstanding shares, as determined from time to time.

                           (ii) No Stock Options may be issued to a non-employee director.



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                           (iii) Any resolution of the Board of Directors or the
         Compensation Committee (as the case may be) establishing the number of Stock Options to be granted to a particular employee director shall not be voted upon by that director.

                           (iv) The maximum number of shares subject to options that may be granted to any one individual pursuant to all stock option plans of the Company is ten percent (10%) of the total outstanding shares of the Company, as determined from time to time.

                           (v) For purposes of valuing shares subject to options on the date of grant, Fair Market Value is defined in Section 2(k), but may not be less than eighty-five percent (85 %) of the book value of a share of Common Stock, or if the shares of Common Stock are traded on a national exchange or over the counter, Fair Market Value shall be no less than the price of a share of Common Stock as of the close of business on the day prior to the date of grant of the option.

                           (vi) A director shall not be entitled to vote on any resolution fixing the Fair Market Value of the Common Stock subject to his or her option or used as the exercise consideration for such option.

                           (vii) Section 15 of the Plan shall be administered in order to prevent dilution or enlargement of the rights granted to an optionee in the case of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination or similar transaction.

                           (viii) A Stock Option is not assignable or transferable except in the event of the death of the optionee.

                           (ix) In the case of Stock Options, the restrictions in this Section 6(g) apply in addition to any other restrictions under the terms of the Plan, not in substitution for them.

         7. STOCK APPRECIATION RIGHTS. The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions. Furthermore, the Stock Appreciation Rights shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable. The terms of each Stock Appreciation Right granted shall be set forth in a written agreement between the Company and the Participant receiving such grant.
The terms of such agreements need not be identical.

                  (a) STOCK APPRECIATION RIGHTS. A Stock Appreciation Right is an Award determined by the Committee entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on a fixed date, which shall be the date concluding a measuring period set by the Committee upon granting the Stock Appreciation Right, over the Fair


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Market Value of a share of Common Stock on the date of grant of the Stock
Appreciation Right, multiplied by the number of shares of Common Stock subject to the Stock Appreciation Right. No Stock Appreciation Rights granted in any year to any person may be measured by an amount of shares of Common Stock in excess of one hundred thousand (100,000) shares, subject to adjustment under
Section 15 below. The foregoing sentence is an annual limitation on grants and not a cumulative limitation.

                  (b) GRANT. A Stock Appreciation Right may be granted in addition to or completely independent of a Stock Option or any other Award under the Plan. Upon grant of a Stock Appreciation Right, the Committee shall select and inform the Participant regarding the number of shares of Common Stock subject to the Stock Appreciation Right and the date that constitutes the close of the measuring period.

                  (c) MEASURING PERIOD. A Stock Appreciation Right shall accrue in value from the date of grant over a time period established by the Committee, except that in no event shall a Stock Appreciation Right be payable within the first six (6) months after the date of grant. In the written Stock Appreciation Right agreement, the Committee may also provide (but is not required to provide) that a Stock Appreciation Right shall be automatically payable on one or more specified dates prior to the normal end of the measuring period upon the occurrence of events selected by the Committee (including, but not limited to, a Change in Control of the Company as set forth in Section 16 below) that are beyond the control of the Participant. The Committee may provide (but is not required to provide) in the Stock Appreciation Right agreement that in the case of a cash payment such acceleration in payment shall also be subject to discounting of the payment to reasonably reflect the time value of money using any reasonable discount rate selected by the Committee in accordance with Treasury Regulations under Code Section 162(m).

                  (d) FORM OF PAYMENT. Payment pursuant to a Stock Appreciation Right may be made (i) in cash, (ii) in shares of Common Stock, or (iii) in any combination of the above, as the Committee shall determine in its sole and absolute discretion. The Committee may elect to make this determination either at the time the Stock Appreciation Right is granted, at the time of payment or at any time in between such dates. However, any Stock Appreciation Right paid upon or subsequent to the occurrence of a Change in Control (as defined in Section 16) shall be paid in cash.

         8. RESTRICTED AWARDS. Restricted Awards granted under the Plan may be in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions. Furthermore, the Restricted Awards shall be pursuant to a written agreement executed both by the Company and the Participant, which agreement shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable in its sole and absolute discretion. The terms of such written agreements need not be identical.



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                  (a) RESTRICTED STOCK GRANTS.  A Restricted Stock Grant is
an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, as set forth in Paragraph (d) below.

                  (b) RESTRICTED UNIT GRANTS. A Restricted Unit Grant is an Award of units (with each unit having a value equivalent to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit all or a portion of such units upon termination of employment for specified reasons within a specified period of time, and restrictions on the sale, assignment, transfer or other disposition of such units.

                  (c) GRANTS OF AWARDS. Restricted Awards may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Restricted Awards may be granted alone or in addition to other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions (including performance goals) on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The certificate evidencing the shares shall be held in custody by the Company until the restrictions imposed thereon shall have lapsed or been removed.

                  (d) RESTRICTION PERIOD. Restricted Awards shall provide that in order for a Participant to vest in such Awards, the Participant must continuously provide services to the Company or its Subsidiaries, subject to relief for specified reasons, for a period of not less than three (3) years commencing on the date of the Award and ending on such later date or dates, subject to the three (3) year minimum, as the Committee may designate at the time of the Award ("Restriction Period"). If the Committee so provides in the written agreement with the Participant, a Restricted Award may also be subject to satisfaction of such performance goals as are set forth in such agreement. During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Committee, in its sole discretion, may provide for the lapse of restrictions during the Restriction Period upon the occurrence of events selected by the Committee that are beyond the control of the Participant (including, but not limited to, a Change in Control of the Company under Section
16). The Committee may provide (but is not required to provide) in the written agreement with the recipient that in the case of a cash payment such acceleration in payment shall also be subject to discounting of the payment to reasonably reflect the time value of money using any reasonable discount rate selected by the Committee in accordance with Treasury Regulations under Code
Section 162(m). Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments or by action of the Committee), the


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Participant shall be entitled to receive his or her Restricted Award or portion thereof, as the case may be.

                  (e) PAYMENT OF AWARDS. A Participant who receives a Restricted Stock Grant shall be paid solely by release of the restricted shares at the termination of the Restriction Period (whether in one payment, in installments or otherwise). A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award upon the expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit Grant shall be made as soon as practicable following the conclusion of the specified Restriction Period (i) in cash, (ii) in shares of Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made, or (iii) in any combination of the above, as the Committee shall determine in its sole and absolute discretion. The Committee may elect to make this determination either at the time the Award is granted, at the time of payment or at any time in between such dates.

                  (f) RIGHTS AS A SHAREHOLDER. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Such cash dividends shall be withheld, however, until their release upon lapse of the restrictions under the Restricted Award. Stock dividends issued with respect to the shares covered by a Restricted Grant shall be treated as additional shares under the Restricted Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Grant with respect to which the dividends are issued.

         9. PERFORMANCE AWARDS. Performance Awards granted under the Plan may be in the form of either Performance Share Grants or Performance Unit Grants. Performance Awards shall be subject to the terms and conditions set forth below. Furthermore, the Performance Awards shall be subject to written agreements which shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable in its sole and absolute discretion. Such agreements need not be identical.

                  (a) PERFORMANCE SHARE GRANTS. A Performance Share Grant is an Award of units (with each unit equivalent in value to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion of such units) in the event certain performance criteria are not met within a designated period of time.

                  (b) PERFORMANCE UNIT GRANTS. A Performance Unit Grant is an Award of units (with each unit representing such monetary amount as designated by the Committee) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion of such units) in the event certain performance criteria are not met within a designated period of time.

                  (c) GRANTS OF AWARDS. Performance Awards shall be granted under the Plan pursuant to written agreements with the Participant in such form as the Committee may from time to time approve. Performance Awards may be granted alone or in addition to other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Award made to any Participant.

                  (d) PERFORMANCE GOALS AND PERFORMANCE PERIODS. Performance Awards shall provide that, in order for a Participant to vest in such Awards, the Company must achieve certain performance goals ("Performance Goals") over a designated performance period ("Performance Period") having a minimum duration of three (3) years. The Performance Goals and Performance Period shall be established by the Committee, in its sole and absolute discretion. The Committee shall establish Performance Goals for each Performance Period before the commencement of the Performance Period and while the outcome is substantially uncertain. The Committee shall also establish a schedule or schedules for such Performance Period setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Goals actually achieved or exceeded. In setting Performance Goals, the Committee may use such measures as return on equity, earnings growth, revenue growth, comparisons to peer companies, or such other measure or measures of performance in such manner as it deems appropriate.

                  (e) PAYMENT OF AWARDS. In the case of a Performance Share Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award as of the end of the Performance Period. In the case of a Performance Unit Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of each unit times the number of units earned. The Committee, pursuant to the written agreement with the Participant, may make such Performance Awards payable in whole or in part upon the occurrence of events selected by the Committee that are beyond the control of the Participant (including, but not limited to, a Change in Control of the Company as set forth in Section 16 below). The Committee may provide (but is not required to provide) in the written agreement with the recipient that, in the case of a cash payment, acceleration in payment of a Performance Award shall also be subject to discounting to reasonably reflect the time value of money using any reasonable discount rate selected by the Committee in accordance with Treasury Regulations under Code Section 162(m). Payment in settlement of a Performance Award shall be made as soon as practicable following the conclusion of the Performance Period (i) in cash, (ii) in shares of Common Stock, or (iii) in any combination of the above, as the Committee may determine in its sole and absolute discretion. The Committee may elect to make this determination either at the time the Award is granted, at the time of payment, or at any time in between such dates.

         10.      OTHER STOCK-BASED AND COMBINATION AWARD.

                  (a) The Committee may grant other Awards under the Plan pursuant to which Common Stock is or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such other stock-based grants may be granted either alone or in addition to any other type of Award granted under the Plan.

                  (b) The Committee may also grant Awards under the Plan in combination with other Awards or in exchange of Awards, or in combination with or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

                  (c) Subject to the provisions of the Plan, the Committee shall have authority to determine the individuals to whom and the time or times at which the Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.

         11. DEFERRAL ELECTIONS. The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or vesting of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, and (b) the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock. The Company and the Committee shall not be responsible to any person in the event that the payment deferral does not result in deferral of income for tax purposes.

         12. DIVIDEND EQUIVALENTS. Awards of Stock Options, Stock Appreciation Rights, Restricted Unit Grants, Performance Share Grants, and other Stock-Based Awards may, in the sole and absolute discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

         13. TERMINATION OF EMPLOYMENT. The terms and conditions under which an Award may be exercised after a Participant's termination of employment shall be determined by the Committee and reflected in the written agreement with the Participant concerning the Award, except that in the event a Participant's employment with the Company or a Subsidiary terminates for any reason within six
(6) months of the date of grant of any Award held by the Participant, the Award shall expire as of the date of such termination of employment and the Participant and the Participant's legal representative or beneficiary shall forfeit any and all rights pertaining to such Award.

         14. NON-TRANSFERABILITY OF AWARDS. No Award under the Plan, and no rights or interest therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Awards are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his or her legal representative.

         15. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION, ETC.

                  (a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

                  (b) In the event of any change in capitalization affecting the Common Stock of the Company after the Effective Date, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, exchange of shares, other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, (ii) the maximum number of shares of Common Stock which may be sold or awarded to any Participant, (iii) the number of shares of Common Stock covered by each outstanding Award, and (iv) the price per share in respect of outstanding Awards.

                  (c) The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders. In the event that another corporation or business entity is being acquired by the Company, and the Company agrees to assume outstanding employee stock options and/or stock appreciation rights and/or the obligation to make future grants of options or rights to employees of the acquired entity, the aggregate number of shares of Common Stock available for Awards under Section 4 of the Plan may be increased accordingly, except that no change shall be made to the maximum number of shares eligible for Incentive Stock Options under Section 4(b)(i) based solely upon such an event.

         16.  CHANGE IN CONTROL.

                  (a) In the event of a Change in Control (as defined in Paragraph (b) below) of the Company, and except as otherwise provided in Award agreements:

                           (i) All Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control (and shall terminate at such time as specified in the Award agreement);

                           (ii) All restrictions and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control; and

                           (iii) All Performance Share Grants and Performance Unit Grants shall be deemed to have been fully earned as of the date of the Change in Control;

subject to the limitation that any Award which has been outstanding less than six (6) months on the date of the Change in Control shall not be afforded such treatment.

                  (b) A "Change in Control" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events:

                           (i) Any person, including a group as defined in
         Section 13(d)(3) of the '34 Act, becomes the beneficial owner of shares of the Company with respect to which 25 % or more of the total number of votes for the election of the Board may be cast;

                           (ii) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Board;

                           (iii) The shareholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

                           (iv) A tender offer or exchange offer is made for shares of the Company's Common Stock (other than one made by the Company) and shares of Common Stock are acquired thereunder ("Offer"). However, the acceleration of the exercisability of outstanding options upon the occurrence of an Offer shall be within the discretion of the Committee.

                           (v) Formation of a holding company for the Company in which the shareholdings of the holding company after its formation are substantially the same as for the Company prior to the holding company formation does not constitute a Change in Control for purposes of this Plan.

                  (c) In the event that any payment under this Plan (alone or in conjunction with other payments) would otherwise constitute an "excess parachute payment" under Section 28OG of the Code (in the sole judgment of the Company), such payment shall be reduced or eliminated to the extent the Company determines necessary to avoid deduction disallowance under Section 28OG of the Code or the imposition of excise tax under Section 4999 of the Code. The Company may consult with a Participant regarding the application of Section 28OG and/or Section 4999 to payments otherwise due to such Participant under the Plan, but the judgment of the Company as to applicability of those provisions, the degree to which a payment must be reduced to avoid those provisions, and which Awards shall be reduced, is final. The Compensation Committee shall act on behalf of the Company in interpreting and administering this limitation.

         17. AMENDMENT AND TERMINATION. Without further approval of the shareholders, the Board may at any time terminate the Plan, or may amend it from time to time in such respects as the Board may deem advisable. However, the Board may not, without approval of the shareholders, make any amendment which would (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan (except for adjustments pursuant to Section 15 of the Plan), (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to Participants under the Plan. Notwithstanding the above, the Board may amend the Plan to take into account changes in applicable securities laws, federal income tax laws and other applicable laws. Further, should the provisions of Rule 16b-3, or any successor rule, under the '34 Act be amended, the Board may amend the Plan in accordance with any modifications to that rule without the need for shareholder approval. Notwithstanding the foregoing, the provisions of Section 1 1 may not be amended more than once every six months other than to comply with the changes in the Code or the Employee Retirement Income Security Act of 1974 ("ERISA").

         18.      MISCELLANEOUS MATTERS.

                  (a) TAX WITHHOLDING. The Company shall have the right to deduct from any payment, including the delivery of shares, made under the Plan any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligation for the payment of such taxes. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

                  (b) NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the granting of any Award shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

                  (c) UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any written contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

                  (d) ANNULMENT OF AWARDS. The grant of any Award under the Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Award payable in Common Stock is provisional until the Participant becomes entitled to the certificate in settlement thereof. Payment under any Awards granted pursuant to the Plan is wholly contingent upon shareholder approval of the Plan as well as Commissioner approval of the Plan and issuance of a permit as set forth in Section 2(i) above. Where approval for an award sought pursuant to Section 162(m)(4)(C)(ii) is not granted by the Company's shareholders, the Award shall be annulled automatically. In the event the employment of a Participant is terminated for cause (as defined below), any Award which is provisional shall be annulled as of the date of such termination for cause. For purposes of the Plan, the term "terminated for cause" means any discharge because of personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, continuing intentional or habitual failure to perform stated duties, violation of any law (other than minor traffic violations or similar misdemeanor offenses not involving moral turpitude), or rule or regulation adopted by the Office of Thrift Supervision, California Department of Savings and Loan or Federal Deposit Insurance Corporation, or material breach of any provision of an employment agreement with the Company.

                  (e) OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state. Furthermore, such benefits shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included. Awards under the Plan may be made in combination with or in addition to, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements (in addition to this Plan) as it deems necessary to attract, retain, and reward employees for their service with the Company and its Subsidiaries.

                  (f) SECURITIES LAW RESTRICTIONS. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (g) AWARD AGREEMENT. Each Participant receiving an Award under the Plan shall enter into a written agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole and absolute discretion, determine.

                  (h) COSTS OF PLAN. The costs and expenses of administering the Plan shall be borne by the Company.

                  (i) GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

                                     CREDIT MANAGEMENT SOLUTIONS, INC.,
                                     a Delaware Corporation



Date:           , 1996               By:
     -----------                        -----------------------------------
                                        James R. DeFrancesco, Chairman

                      CERTIFICATE OF COMPENSATION COMMITTEE

         The undersigned two persons, being members of the Compensation Committee and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, hereby certify that the foregoing 1996 Credit Management Solutions, Inc. Long-Term Incentive Plan was adopted and established by the Compensation Committee on __________, 1996.


Date:                   , 1996
       -----------------                    -----------------------------------
                                            Compensation Committee Member


Date:                   , 1996
       -----------------                    -----------------------------------
                                            Compensation Committee Member




                            CERTIFICATE OF SECRETARY

         The undersigned, being the Corporate Secretary of Credit Management Solutions, Inc., a Delaware corporation, hereby certifies that the foregoing 1996 Credit Management Solutions, Inc. Long-Term Incentive Plan (the "Plan") was, pursuant to the Articles and Bylaws of the Corporation, duly adopted by the Compensation Committee on __________, 1996 and by the Board of Directors as a whole on __________, 1996. The Plan was approved by the sole shareholder of the Corporation on _________ 1996.



Date:
       -----------------                     ----------------------------------
                                             Miles H. Grody, Corporate Secretary